UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HIGHLANDS BANCORP, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   HIGHLANDS BANCORP, INC.
310 Route 94
Vernon, NJ 07462

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 3, 2012

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Highlands Bancorp, Inc. (the "Company"), the holding company for Highlands State Bank (the “Bank”) to be held on May 3, 2012 at 4:00 p.m. at the main offices of the Company, 310 Route 94, Vernon, New Jersey 07462.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

1.	The election of twelve (12) Directors of the Company to serve for the terms described in the proxy statement and until their successors are elected and shall qualify; and

2.	Such other business as shall properly come before the Annual Meeting.

The Board of Directors of the Company believes that the election of the nominees for director, and each of the other proposals, are in the best interests of the Company and its shareholders.  For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each nominee for director, and “FOR” each proposal set forth in the Proxy Statement.

Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George E. Irwin

George E. Irwin
President & CEO

Vernon, New Jersey
April 3, 2012

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2012. Our Proxy Statement and Annual Report to Shareholders are also available on line at http://www.highlandsstatebank.com/Regulatory_Filings.html

HIGHLANDS BANCORP, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2012

GENERAL PROXY STATEMENT INFORMATION

This Proxy Statement is being furnished to shareholders of Highlands Bancorp, Inc.  (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on May 3,  2012 at 4:00 p.m., at the main offices of the Company, 310 Route 94, Vernon, New Jersey 07462 (the "Annual Meeting").

The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company’s shareholders is on or about April 3, 2012.

Record Date, Outstanding Securities and Voting Rights

The Board of Directors has fixed the close of business on March 23, 2012 as the record date (the “Record Date”) for the determination of the holders of common stock entitled to receive notice of and to vote at the Annual Meeting.  At the close of business on the Record Date, there were 1,788,262 shares of common stock outstanding.  Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.

Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope.  If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon.  If no voting instructions are given, proxies received by the Company will be voted “FOR” approval of the Directors nominated for election and “FOR” each other proposal described in this Proxy Statement. With regard to any other matter properly presented at the Annual Meeting, the proxy will be voted in the discretion of the persons named in the proxy.

Revocability of Proxies

Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company or by attending the Annual Meeting and voting in person.  If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the meeting date, to Eileen D. Piersa, Highlands Bancorp, Inc., 310 Route 94, Vernon, New Jersey 07462

Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company.  In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by officers, Directors and employees of the Company and/or the Bank, who will not be specially compensated for such solicitation activities.

SUMMARY OF THE PROXY PROPOSALS

The following is a summary of certain information contained in this proxy statement.  The summary is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement.  You are urged to read the more detailed information appearing in this Proxy Statement before determining how to vote on the proposals described in this summary.

What proposals are included in this Proxy Statement?

The Board of Directors is asking shareholders to vote on the re-election of the current Directors to serve for new terms on the Board of Directors, and such other matters which may properly come before the Annual Meeting.  As of the date of this Proxy Statement, the Board is not aware of any other matters to come before the Annual Meeting.

How does the Board of Directors recommend that I vote on these proposals?

The Board of Directors recommends that shareholders vote in favor of the Board’s nominees for election to the Board of Directors.

PROPOSAL 1
ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than 5 nor more than 25 and permit the exact number to be determined from time to time by the Board of Directors.  Currently, the Board has set the number of Directors at twelve (12).

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below.  If elected, each nominee will serve until the 2013 Annual Meeting of Shareholders and until his or her replacement has been duly elected and qualified.

The following table sets forth the names, ages, and principal occupations for all nominees, as well as their prior service on the Board.  Each nominee is currently a member of the Board of Directors of the Company.  Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with the Company	Age	Principal Occupation for Past Five Years	Term of Office Commenced:
John V. Bosma Director	45	President and manager/estimator of Boz Electrical Contractors, Inc. (electrical contractor), Vernon, NJ.	2005
E. Jane Brown Director	64	Chief Financial Officer, Catholic Academy of Sussex County, Sparta, NJ.	2008
George E. Irwin Director, President, CEO	68	President and Chief Executive Officer of the Bank since 2005; President and Chief Executive Officer of the Company since inception. Director, American Bankers Professional Insurance Company (mutual insurance company) from 1999-2004.	2005
Andrew J. Mulvihill Director	49	President, Mountain Resort Properties (real estate brokerage), Vernon, NJ; President, Mountain Creek, Vernon, NJ; Executive, Crystal Springs Builders LLC, Crystal Springs Development LLC, Crystal Springs Resort Development LLC and affiliates (real estate developer/builders), Vernon, NJ	2005
Steven V. Oroho Director	53	New Jersey State Senator, District 24; previously Certified Financial Planner, Stonebridge Capital Management, West Caldwell, NJ.	2008
Jeffrey M. Parrott Vice-Chairman	56	Owner and President of Parr Homes, Inc., t/a Neil Parrott Real Estate (real estate brokerage), Wantage, NJ. Sussex County Clerk.	2008
Dov Perlysky Director	49	Managing Member, Nesher, LLC (private investment firm) since 2000; Director, Engex, Inc. (closed-end mutual fund); Director, Pharma-Bio Serv, Inc. (pharmaceutical services); Director, OakTree Educational Partners, Inc. (formerly Florham Consulting Corp).; Vice President of Private Client Group, Laidlaw Global Securities (registered broker-dealer) from 1998-2002.	2006
Edward H. Rolando Director	69	General Manager, Earth-Tec Associates (site and utility contractor), Vernon, NJ. Chairman, Vernon Township Municipal Utilities Authority.	2005
Charles H. Shotmeyer Director	48	President, Shotmeyer Bros Petroleum Corp.	2006
Martin Theobald Director	60	Owner, Heaven Hill Farm (retail garden center and farm market), in Vernon, NJ.	2005
Douglas Verduin Director	56	Certified Public Accountant and member, Berry, Verduin & Koch, LLC (certified public accountants), Ridgewood, NJ.	2005
Bruce D. Zaretsky Chairman of the Board	67	President and Chief Executive Officer, Glenwood Homes, Inc. (real estate construction), Vernon, NJ.	2005

(1) Includes prior service on the Board of Directors of the Bank prior to the formation of the Company, if applicable.

To the Company’s knowledge, except as discussed below, no Director of the Company is also a director, or was a director during the previous 5 years, of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.  Mr. Dov Perlysky serves as a Director of three companies each of which has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended:  OakTree Educational Partners, Inc. (formerly Florham Consulting Corp.), Engex, Inc. and Pharma-Bio Serv, Inc.

The Company encourages all Directors to attend the Company’s annual meeting, and nine of the twelve Directors attended the 2011 Annual Meeting.

Director Qualifications

John V. Bosma – Mr. Bosma is the President of Boz Electrical Contractors, Inc., an electrical contracting company doing business primarily in Northern New Jersey and headquartered in Vernon, NJ.  As president of a small business in the Company’s and the Bank’s market, Mr. Bosma’s business experience has provided him with insight and understanding of many of the same issues our small business customers deal with today.

E. Jane Brown – Ms. Brown is the Chief Financial Officer of the Catholic Academy of Sussex County in Sparta, NJ.  She is also an assistant treasurer and a director of Newton Memorial Hospital in Newton, NJ.  Ms. Brown’s accounting background and financial experience provides the Board with an awareness of issues facing the Company and the Bank.

George E. Irwin – Mr. Irwin is the President and Chief Executive Officer of the Company and the Bank.  He has been in the business of banking and finance for over forty five years.  Prior to the incorporation of the Bank, Mr. Irwin held the same position at Greater Community Bancorp from 1987 to 2003.  Mr. Irwin’s experience in all areas of community banking equips him to lead the Company and the Bank both in the present environment and toward future growth.

Andrew J. Mulvihill – Mr. Mulvihill is President of Mountain Resort Properties, Vernon, NJ; President of Mountain Creek, Vernon, NJ; Executive of Crystal Springs Builders LLC, Crystal Springs Development LLC, Crystal Springs Resort Development LLC and affiliates (real estate developer/builders), Vernon, NJ.  Mr. Mulvihill, through his related business enterprises, is one on the largest employers in the Company’s Sussex County market.  His experience in marketing, development and finance provides the board with an awareness of business conditions being encountered in the market.

Steven V. Oroho – Mr. Oroho is a New Jersey State Senator representing New Jersey District 24.  He is a member of both the Senate Budget and Appropriations Committee and the Senate Economic Growth Committee.  Prior to being elected State Senator Mr. Oroho served on the Sussex County Board of Chosen Freeholders.  Mr. Oroho is presently a certified financial planner with Stonebridge Capital Management.  Mr. Oroho’s knowledge of the Company and the Bank’s market and his finance and accounting background provide him with insight into many of the matters facing the Company and the Bank.

Jeffrey M. Parrott – Mr. Parrott is Vice-Chairman of the Board of Directors of the Company and the Bank.  He is also Owner and President of Parr Home, Inc., t/a Neil Parrott Real Estate, Wantage, NJ.  Mr. Parrott has also served as Sussex County Clerk since 2011.  His knowledge of the real estate market is particularly valuable to the board both in the present environment and toward the future growth of the Company and the Bank in its market.

Dov Perlysky – Mr. Perlysky is Managing Member, Nesher, LLC (private investment firm) since 2000; Director, Engex, Inc. (closed-end mutual fund); Director, Pharma-Bio Serv, Inc. (pharmaceutical services); Director, OakTree Educational Partners, Inc. (formerly Florham Consulting Corp.) and Vice President of Private Client Group, Laidlaw Global Securities (registered broker-dealer) from 1998-2002.  Mr. Perlysky brings a background in sales, marketing and management as well as experience dealing with public company responsibility.  His insight into public company matters as well as management experience is of value to the Company and the board.

Edward H. Rolando – Mr. Rolando is the general manager of Earth-Tec Associates, a site and utility contractor in NJ and NY.  Earth-Tec Associates is headquartered in Vernon, NJ.  Mr. Rolando has been involved in the Company’s and the Bank’s market for many years, and serves as Chairman of the Vernon Township Municipal Utilities Authority. The board benefits from his knowledge of the construction and development business as well as his knowledge of the Company’s and the Bank’s market.

Charles H. Shotmeyer – Mr. Shotmeyer is President of Shotmeyer Bros, Inc., a seller of heating oil, kerosene and diesel fuel in Northern New Jersey.  He is a certified financial planner and former banker, having been a lending officer at a New Jersey based community bank.  Mr. Shotmeyer’s background in finance and banking contributes to the board’s understanding of issues facing the Company and the Bank.

Martin Theobald – Mr. Theobald is the owner of Heaven Hill Farm, a retail garden center and farm market in Vernon, NJ.  He has been involved with the local business community and a civic volunteer for many years.  Mr. Theobald’s position in and knowledge of the Company’s and the Bank’s market provides valuable insight to the board.

Douglas Verduin – Mr. Verduin is Certified Public Accountant and member of Berry, Verduin & Koch, LLC (certified public accountants), Ridgewood, NJ.  His financial, accounting and auditing background provides the board with understanding of many of the issues facing the Company and the Bank.

Bruce D. Zaretsky – Mr. Zaretsky is the Chairman of the Board of Directors of the Company and the Bank.  He is the President and Chief Executive Officer of Glenwood Homes, Inc., a builder and developer in Vernon, NJ and surrounding communities.  Mr. Zaretsky has been active in the Company’s and the Bank’s market area for many years.  As such he brings knowledge of the community and insight of the local economy to the board.

Diversity

Although the Company does not have a formal policy on diversity, our Nominating and Corporate Governance Committee considers all aspects of a candidate’s background when selecting candidates for board service. When the Board determines a need to fill a director position, the Committee begins to identify qualified individuals for consideration. The Committee seeks individuals that possess skill sets that a prospective director will be required to draw upon in order to contribute to the Board, including professional experience, education, and local knowledge. While education and skills are important factors, the Committee also considers how candidates will contribute to the overall balance of the Board, so that the Bank will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences.

Board Leadership

The Company has determined to separate the positions of CEO and Board Chairman, with Mr. George E. Irwin serving as President and CEO, and Bruce D. Zaretsky serving as Chairman.  The Board believes that this structure is currently the most appropriate for the Company because it provides the Board with additional diversity of views on managing the Bank and provides the Board with greater independence.

Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Company and the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the loan and ALCO committees. These committees exercise oversight by reviewing and updating the Board approved policies and overseeing management’s compliance with the policies. The Committee’s receive reports from management and asses the continuing effectiveness of the Bank’s policies.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND MANAGEMENT

Security Ownership of Management

The following table sets forth information as of March 1, 2012 regarding the number of shares of common stock beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days.  Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

Name	Common Stock Beneficially Owned (1)		Percentage of Class (2)
John V. Bosma	9,249	(3)	0.52%
E. Jane Brown	12,305	(3)	0.69%
George E. Irwin	81,900	(4)	4.46%
Andrew J. Mulvihill	17,488	(5)	0.98%
Steven V. Oroho	18,985	(3)	1.06%
Jeffrey M. Parrott	16,515	(6)	0.92%
Dov Perlysky	37,662	(7)	2.11%
Edward H. Rolando	18,918	(3)	1.06%
Charles H. Shotmeyer	16,000	(3)	0.89%
Martin Theobald	15,500	(3)	0.87%
Doulgas Verduin	15,500	(3)	0.87%
Bruce D. Zaretsky	24,350	(8)	1.36%
All Executive Officers and Directors as a Group (12 persons)	284,372	(9)	15.18%

(1)	The address for all persons listed is c/o Highlands Bancorp, Inc., 310 Route 94, PO Box 160, Vernon, NJ 07462.
(2)
Based on 1,788,262 shares actually outstanding. Pursuant to SEC Regulation 13d, the percentage owned by each of the named individuals assumes the exercise of options held by that individual but that options held by other stockholders are not exercised, and the percentage owned by all executive officers and Directors as a group assumes the exercise of options held by all members of the group but that options held by any other stockholder are not exercised.

(3)	Includes 3,000 shares purchasable upon the exercise of immediately exercisable options.
(4)	Includes 50,000 shares subject to stock options.
(5)	Includes 1,988 shares held jointly with wife.
(6)
Includes 397 shares held jointly with wife and 197 shares held by wife.  Also includes 594 shares held as custodian for Carson, Carley & Connor Parrott, of which Mr. Parrott disclaims beneficial ownership and 397 shares owned by Parr Homes, Inc.

(7)	Includes 32,662 shares owned through limited liability companies over which Mr. Perlysky has sole voting power.
(8)	Includes 5,000 shares subject to stock options.
(9)	Includes 85,000 shares subject to stock options.

None of the shares disclosed in the table above are pledged.

Other than as provided above, the following table sets forth information concerning the beneficial ownership of shares of Common Stock as of March 1, 2012 of all holders of common stock known to the Company who beneficially own five (5%) percent or greater of our common stock.

Name of Beneficial Owner of More than 5% of the Common Stock	Number of Shares Beneficially Owned (1)	Percentage of Class
Starboard Fund for New Bancs, L.P. 200 W. Adams Street, Suite 1015 Chicago, IL 60606	159,000	8.89%

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

Board of Directors and Committees

Meetings of the Board of Directors are held twelve (12) times annually and as needed.  The Board of Directors held twelve (12) meetings in the year ended December 31, 2011. The Company’s policy is that all Directors make every effort to attend each meeting.  For the year ended December 31, 2011, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the  Board of Directors and  of committees on which the respective Directors served, except for E. Jane Brown, who attended 70% of the applicable meetings.

A majority of the Board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market (George E. Irwin is an officer and employee of the Company and the Bank and therefore not independent).   Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to: Bruce D. Zaretsky, Chairman, Highlands Bancorp, Inc., P.O. Box 160, Vernon, New Jersey 07462. Any correspondence sent to Mr. Zaretsky will be reviewed in confidence and not by the bank’s management.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the  CEO and senior financial officer, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management.  Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at www.highlandsstatebank.com.

Committees

The Board of Directors has an Audit Committee, a Loan Committee, an ALCO/Investment Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Audit Committee

The Company maintains an Audit Committee.  The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and oversee adherence to a system of internal controls.  The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners.  The Audit Committee evaluates and implements the recommendations of interim audits performed by the Company’s internal auditor, receives all reports of examination of the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports.  The Audit Committee met four (4) times during 2011.  The written charter for the Audit Committee is available on our website at www.highlandsstatebank.com.  In 2011 the Audit Committee consisted of Douglas Verduin, Chairman, E. Jane Brown, Steven V. Oroho, Edward H. Rolando and Charles H. Shotmeyer, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act.  In addition, Douglas Verduin has been determined by the Board to be the “Audit Committee financial expert”, as such term is defined by SEC Rules.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditor, both of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and ParenteBeard LLC, our independent auditors.  We have discussed with ParenteBeard LLC, the matters required to be discussed by U.S. Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380 “Communication with Audit Committees”). We also have received the written disclosures and letters from ParenteBeard LLC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence, and have discussed with representatives of ParenteBeard LLC their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year 2011 for filing with the Securities and Exchange Commission.

Douglas Verduin, Chairman
E. Jane Brown
Steven V. Oroho
Edward H. Rolando
Charles H. Shotmeyer

Loan Committee

The Loan Committee consists of the following members: Martin Theobald, Chair, John V. Bosma, Andrew J. Mulvihill, Jeffrey M. Parrott, and Edward H. Rolando.

The Loan committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:

●	establishing the loan approval system;
●	approving all loans in excess of a predetermined amount;
●	reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;
●	engaging, as appropriate, and reviewing the findings of, outsourced credit review consultants;
●	reviewing and responding to all credit issues identified by way of regulatory examinations and outsourced credit review consultants;
●	establishing measurements for adequacy of the loan loss reserve;
●	reviewing any other matter pertaining to the loan portfolio such as yield and concentration.

ALCO Investment Committee

The Investment/ALCO Committee consist of the following members: Steven V. Oroho, Chair, Dov Perlysky, Bruce D. Zaretsky, and Martin Theobald. The principal responsibilities of the Investment/ALCO committee include:

●	overseeing the Bank’s actions relating to interest rate risk and liquidity risks;
●	reviewing management’s strategies for investment securities activities, deposit programs, and lending initiatives;
●	evaluating the Bank’s liquidity position and considering the impact of anticipated changes in that position; and
●	approving trading strategies and reviewing positions in securities

The Investment/ALCO committee is also responsible for the overall investment strategy and asset/liability and investment policy.  This includes liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing and portfolio decisions.

Compensation Committee

In 2011, the Compensation Committee consisted of Directors Steven V. Oroho, Chair, E. Jane Brown, Andrew J. Mulvihill, Dov Perlysky and Douglas Verduin.  Each member of the Compensation Committee is independent, as such term is defined in the Nasdaq listing standards.  The purpose of the Compensation Committee is to review senior management’s performance and determine compensation, and review and set guidelines for compensation of all employees. The Compensation Committee does not delegate its authority regarding compensation. Mr. Irwin, our CEO, provides input to the Committee regarding the compensation of our executive officers. Currently, no consultants are engaged or used by the Compensation Committee for purposes of determining or recommending compensation.  In 2011, the Compensation Committee met four (4) times. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.highlandsstatebank.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Andrew J. Mulvihill, Chair, Jeffrey M. Parrott, Dov Perlysky and Charles H. Shotmeyer.  Each member of the Nominating and Corporate Governance Committee is independent as such term is defined in the Nasdaq listing standards.  The Nominating and Corporate Governance Committee met two (2) times during 2011.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.highlandsstatebank.com.

The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and then identify and evaluate candidates and make recommendations to the Board regarding those assessments and/or candidates.  The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election.  The Nominating and Corporate Governance Committee will consider qualified nominees for director recommended by shareholders.  All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company.  Recommendations should be sent to Andrew J. Mulvihill, c/o Highlands State Bank, P.O. Box 160, Vernon, New Jersey 07462.  Any nomination for a director to be nominated at the 2013 annual meeting must have been received by December 1, 2012.  Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the CEO and up to the two other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2011.

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
George E. Irwin	2011	176,500	25,000	-	-	-	12,000 (1)	213,500
President and CEO	2010	176,500	-	-	-	-	12,000 (1)	188,500

(1) Consists of an automobile allowance.

In 2005 the Bank entered into an Employment Agreement employing George E. Irwin to serve as the Bank’s President and Chief Executive Officer and to serve on the Bank’s board of directors. On December 20, 2011, the employment agreement, as previously amended on May 19, 2009, was amended again to further extend the term of the Original Agreement until October 10, 2014.  The term of the agreement shall renew automatically for successive one (1) year terms thereafter unless either the Bank or Mr. Irwin provides notice to the other of non-renewal, in writing, no later than six (6) months prior to the anniversary date for each renewal.

Under the terms of the Amendment effective 2012, Mr. Irwin’s base salary was increased by $23,500 to $200,000.  In addition, if the Registrant were to undergo a “change in control” as defined in the Amendment, and either (i) Mr. Irwin’s employment was involuntarily terminated, or (ii) Mr. Irwin resigned his employment with “good reason”, as defined in the Amendment, then Mr. Irwin would be entitled to a lump sum payment equal to one and one-half times his then current salary, subject to certain limitations and restrictions.

No severance will be due to Mr. Irwin if he voluntarily terminates the Employment Agreement.

If the Company terminates Mr. Irwin’s employment for cause, he will not be entitled to a continuation of salary or other benefits after the termination date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company maintains four (4) stock option plans, the Highland State Bank 2006 Nonstatutory Stock Option Plan, the Highlands State Bank 2006 Incentive Stock Option Plan, the Highland State Bank 2006 Nonemployee Directors Stock Option Plan, and the Highlands Bancorp, Inc. 2011 Equity Compensations Plan.  Under the first three Plans, (the “2006 Plans”) the Company is authorized to issue options to purchase up to 150,000 shares of the Company’s common stock, in the aggregate. Each of the 2006 Plans will terminate in April of 2016.

During the 2011 Annual Meeting, stockholders approved the Highlands Bancorp, Inc. 2011 Equity Compensation Plan (the “2011 Plan”) which authorizes the Company to issue stock options or restricted stock to eligible participants. Stock options granted under this Plan may be incentive stock options, non-qualified stock options, or restricted stock options, and covers awards of up to 136,000 shares of the Company’s common stock. Options granted under the Plan have maximum terms of ten (10) years, subject to earlier termination of the options as provided by the Plan. The 2011 Plan will expire in April of 2021.  During 2011, there were no options issued under this Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
George E. Irwin, President and CEO	50,000	0	0	$10.00	4/2016	0	$ -	0	$ -

Directors’ Compensation

Beginning in June 2011, directors receive cash compensation for the service on the Board of Directors, and the Company’s Loan Committee, in addition to participation in the Company’s stock option plans. The table below sets forth the total cash compensation received during 2011.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
John V. Bosma	1,000	-	-	1,000
E. Jane Brown	500	-	-	500
Andrew J. Mulvihill	950	-	-	950
Steven V. Oroho	500	-	-	500
Jeffrey M. Parrott	-	-	-	-
Dov Perlysky	600	-	-	600
Edward H. Rolando	1,000	-	-	1,000
Charles H. Shotmeyer	600	-	-	600
Martin Theobald	850	-	-	850
Douglas Verduin	600	-	-	600
Bruce D. Zaretsky	750	-	-	750

As of December 31, 2011, each of the above-named directors held stock options to purchase 3,000 shares, except for Bruce D. Zaretsky, who held stock options to purchase 5,000 shares.

Transactions with Management

We expect to engage in banking transactions in the ordinary course of business with our shareholders, Directors and employees and their affiliates, including members of their families or corporations, partnerships or other organizations in which such shareholders, Directors and employees have a controlling interest, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

The Bank is also a party to a lease agreement with Main Street Associates Inc., which is partially owned by Mr.  Bosma and Mr. Zaretksy, who serve as directors of the Company and the Bank.  The Board of Directors believes that this lease agreement is an arms length transaction, as favorable to Bank as the Bank would have received from an unrelated third party.

INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2011 were ParenteBeard LLC.  ParenteBeard LLC has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2011 and 2010 by the Company’s principal accounting firm are shown in the following table.

	Fiscal Year Ended December 31,
(In Dollars)	2011	2010

Audit fees (1)	$81,087	$72,371
Audit-related fees (2)	947	1,538
Tax fees (3)	9,871	9,400
All other fees (4)	-	25,000
Total Fees	$91,905	$108,309

(1)
Includes professional services rendered for the audit of the Bank's annual financial statements and review of financial statements included in Forms 10-Q, Small Business Lending Fund compliance procedures, or services normally provided in connection with statutory and regulatory filings, including review of Form 10-K and out-of pocket expenses.

(2)
Assurance and related services reasonably related to performance of the audit or review of financial statements including the following; assistance with accounting for preferred stock issuance, new accounting standards disclosures, and OREO accounting.

(3)	Tax fees include the following: preparation of state and federal taxes, assistance with tax estimates and out-of-pocket expenses.

(4)	Other fees in 2010 include assistance with Extensible Business Reporting Language (XBRL) compliance along with related software.

These fees were approved in accordance with the Audit Committee's policy.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2011.

HIGHLANDS BANCORP, INC.

REVOCABLE PROXY FOR

ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2012

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints the Board of Directors of Highlands Bancorp, Inc.  (the “Company”), and each of them to vote all of the shares of the Company standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the corporate headquarters of the Company, 310 Route 94, Vernon, New Jersey 07462, and at any adjournment thereof.  The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.

1.
Election of the following twelve (12) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement: John V. Bosma, E. Jane Brown, George E. Irwin, Andrew J. Mulvihill, Steven V. Oroho, Jeffrey M. Parrott, Dov Perlysky, Edward H. Rolando, Charles H. Shotmeyer, Martin Theobald, Douglas Verduin, and Bruce D. Zaretsky.

☐ FOR ALL NOMINEES

TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED NOMINEES, PRINT THE NOMINEE'S NAME(S) ON THE LINE BELOW:

____________________________________________________________________________________________

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

2.	Such other business as shall properly come before the Annual Meeting.

Dated:_________, 2012.

______________________________
Signature

______________________________
Signature

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PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.